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                                      EXHIBIT 1

                                JOINT FILING AGREEMENT


    The undersigned agree that the foregoing Statement on Schedule 13D, dated May 23, 1997 is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(f).

    Dated: May 23, 1997

                                  /S/ Frank D. Lackey
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                                  Frank D. Lackey



                                  /S/ Jo LaVern Lackey
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                                  Jo LaVern Lackey